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                                                                   EXHIBIT 10.15

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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         This Second Amendment to Employment Agreement (this "Second
Amendment"), effective as of January 1, 2003, is between Liberty Media Corporation, a Delaware corporation (the "Company"), and John C. Malone ("Executive").

                                    RECITALS
                                    --------

         Tele-Communications, Inc. ("TCI") and Executive executed an Employment Agreement ("Original Agreement") dated as of November 1, 1992. As of March 9, 1999, (i) the Company assumed the Original Agreement and (ii) the Company and the Executive executed an amendment (the Original Agreement, as amended is referred to as, the "Employment Agreement"). A copy of the Employment Agreement is attached as Exhibit A to this Second Amendment

         The Company and Executive desire to amend the Employment Agreement as follows:
                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants set forth in this Second Amendment and the Employment Agreement and Amendment, the parties, intending to be legally bound, agree as follows:

         1. Definitions. As used in this Second Amendment, all terms with initial capital letters that are not defined in this Second Amendment will have the meaning ascribed to them in the Employment Agreement.


         2. Executive Benefit Plans; Use of Company Aircraft; Professional Services. Sections 7 (b) and (c) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:


              (b) While he is employed by the Company pursuant to this Agreement, Executive will be permitted by the Company to make use of the Company's aircraft and flight crew from time to time for personal trips (each an "Executive Flight"), subject to the conditions hereafter set forth and the limits set forth in Section 7(c) below. The Company will bear the expense of each Executive Flight permitted hereby and the Value of each Executive Flight shall be treated as additional compensation to Executive. For purposes of the foregoing, the Value of each Executive Flight shall be determined in accordance with Treasury Regulation Section 1.61-21(g) (or any successor regulation promulgated under the Internal Revenue Code of 1986, as amended) as from time to time in effect. Executive will give the Company reasonable notice of any desired Executive Flight, stating the proposed schedule, the points of origination and destination of



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         the flight and, if so required by the Company, such information about the general purpose of the Executive Flight as shall be sufficient for the Company to determine that such flight does not violate any requirement of applicable law. The Company will promptly thereafter inform Executive of the availability of the aircraft and its flight crew. The Company shall have no obligation to provide the aircraft and flight crew for any Executive Flight at any time when (i) a requested Executive Flight would conflict with any actual or planned use of the aircraft by the Company, (ii) the aircraft is undergoing any scheduled maintenance or repairs or is otherwise not in a condition to be operated, or (iii) a qualified flight crew is unavailable to operate the aircraft for a requested Executive Flight. In addition, the Company will have no obligation hereunder to make the aircraft and its flight crew available for any use or purpose, and Executive agrees not to use the same for any use or purpose, which, in the opinion of the Company, is in violation of or not permitted by applicable law as applied to either the Company or Executive, or is not permitted under or stipulated in the insurance policies maintained by the Company. The proposed schedule and points of origination and destination of each Executive Flight will be subject to the approval of the captain of the flight crew, who shall at all times be in charge and control of the aircraft, and in no event shall the aircraft be operated beyond the geographical limits prescribed in the insurance policies maintained by the Company.

              (c) The Company will pay, or will reimburse Executive for, all fees and other costs incurred by Executive in obtaining professional advice or for any other purpose ("Qualified Expenses") provided that the Value of all Executive Flights and the amount of Qualified Expenses paid or reimbursed by the Company will not exceed, in the aggregate, $500,000 per year.

         3.   Notices. The address for notices to Executive set forth in
Section 14 of the Employment Agreement is amended to read as follows:

                             Mr. John C. Malone
                             30885 County Road 17
                             Elizabeth, Colorado  80107

         4. Miscellaneous. Except as provided herein, the Employment Agreement shall continue in full force and effect.



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         This Second Amendment was approved by the Company's Board of Directors on May 13, 2003, but will be effective as of the date first written above.


                                    LIBERTY MEDIA CORPORATION



                                    By:
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                                        Charles Y. Tanabe, Senior Vice President





                                    --------------------------------------------
                                                  John C. Malone